As filed with the Securities and Exchange Commission on May 31, 1996.
                                                     Registration No. 333-

- ---------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                             ---------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------


                         AMERICA SERVICE GROUP INC.
           (Exact Name of Registrant as Specified in its Charter)


               DELAWARE                           51-0332317
   (State or Other Jurisdiction of             (I.R.S. Employer
    Incorporation or Organization)           Identification No.)



                            TWO PENNS WAY, SUITE 200
                          NEW CASTLE, DELAWARE  19720
                    (Address of Principal Executive Offices)



                           AMERICA SERVICE GROUP INC.
                              INCENTIVE STOCK PLAN
                            (Full Title of the Plan)



                              H. GEORGE MANN, ESQ.
                            MCDERMOTT, WILL & EMERY
                             227 WEST MONROE STREET
                            CHICAGO, ILLINOIS  60606
                    (Name and Address of Agent For Service)



                               Telephone number,
                              including area code,
                             of agent for service:
                                 (312) 372-2000




                    CALCULATION  OF  REGISTRATION  FEE

                                      Proposed   Proposed
     Title of                          Maximum    Maximum
    Securities             Amount     Offering   Aggregate      Amount of
      to be                 to be       Price    Offering     Registration
    Registered           Registered   Per Share    Price           Fee

- ----------------------------------------------------------------------------

Common Stock, par value
  $0.01 per share       275,000 Shares $20.50(1)  $5,637,500 (1)   $1,944
- ----------------------------------------------------------------------------

1 Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(c) and (h) of the Securities Act of 1933, based upon the last reported sale price of the Common Stock as reported on the NASDAQ National Market System on May 24, 1996.

     The contents of the Registration Statement on Form S-8 (Registration No. 33-48231) filed by America Service Group Inc. (the "Company") with the Securities and Exchange Commission on May 29, 1992 to register common stock to be issued pursuant to the Company's Incentive Stock Plan (the "Incentive Stock Plan") are hereby incorporated herein by reference. This Registration Statement is being filed to increase the number of shares registered pursuant to the Incentive Stock Plan by 275,000 shares.

                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 30, 1996.

                              AMERICA SERVICE GROUP INC.


                              By: /s/ Scott L. Mercy
                                  -----------------------------------------
                                  Scott L. Mercy
                                  President and Chief Executive Officer,
                                   Director

      Each person whose signature appears below constitutes and appoints Scott
L. Mercy, William D. Eberle and Margaret O. Harrison, and each of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on May 30, 1996 in the capacities indicated.

          SIGNATURE                               TITLE
          ---------                               -----


/s/ William D. Eberle     Chairman of the Board and Director
- ----------------------
    William D. Eberle

/s/ Scott L. Mercy        President and Chief Executive Officer and
- ----------------------    Director (Principal Executive Officer)
    Scott L. Mercy


/s/ Margaret O. Harrison  Senior Vice President, Finance and
- ------------------------  Administration, Treasurer and Chief Financial Officer
    Margaret O.Harrison   (Principal Financial Officer)


/s/ Thomas J. Burns, Jr.  Assistant Treasurer and Controller
- -----------------------   (Principal Accounting Officer)
    Thomas J. Burns, Jr.


/s/ Douglas L. Jackson    Director
- ----------------------
    Douglas L. Jackson


/s/ John W. Gildea        Director
- ----------------------
    John W. Gildea


/s/ Thomas Bogan          Director
- ----------------------
    Thomas Bogan


/s/ Carol R. Goldberg     Director
- ----------------------
    Carol R. Goldberg

                               EXHIBIT INDEX


Exhibit Number                  Description
- --------------                  -----------

       5              Opinion of McDermott, Will & Emery regarding legality.

       23.1           Consent of Price Waterhouse, LLP

       23.2 Consent of McDermott, Will & Emery (included in opinion filed as Exhibit 5).

       24.1           Power of Attorney (included on signature page).